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                                                                                                         Exhibit 17
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                        2 EASY WAYS TO VOTE                                            METROPOLITAN SERIES FUND, INC.
                                                                                   LOOMIS SAYLES HIGH YIELD BOND PORTFOLIO
1.  Automated Touch Tone Voting:  Call toll-free 1-800-                       501 Boylston Street, Boston, Massachusetts 02116
    [        ] and use the control number shown below.
2.  Return this voting instruction form using the enclosed                             VOTING INSTRUCTION FORM FOR THE
    postage-paid envelope.                                                             Special Meeting of Shareholders
                                                                                          April 26, 2002, 2:00 p.m.
***  CONTROL NUMBER:                           ***

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LOOMIS SAYLES HIGH YIELD BOND PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Loomis Sayles High Yield Bond Portfolio (the "Portfolio"), a series of the Metropolitan Series Fund, Inc. (the "Fund"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at 2:00 p.m. Eastern Time on April 26, 2002 and at any adjournments thereof.

The Company and the Board of Directors of the Fund solicit your voting instructions and recommend that you instruct us to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.



                                                     Date ________________, 2002



                                                  PLEASE SIGN IN BOX BELOW




                                                     Signature - Please sign
                                                     exactly as your name
                                                     appears at left. Joint
                                                     owners each should sign.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     give full title as such. If
                                                     a corporation, please sign
                                                     in full corporate name by
                                                     president or authorized
                                                     officer. If a partnership,
                                                     please sign in partnership
                                                     name by authorized person.


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           Please fold and detach card at perforation before mailing.







TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE
APPROPRIATE BOX BELOW.
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                                                                                   FOR               AGAINST             ABSTAIN
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To approve or disapprove the Agreement and Plan of Reorganization with respect to the acquisition of the Loomis Sayles High Yield Bond Portfolio by the Lord
Abbett Bond Debenture Portfolio, a series of Met Investors Series Trust.


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